Exhibit (h)(g)(2)
Schedule A
To
INDEMNIFICATION AGREEMENT
(For Portfolios commencing operations after May 1, 2008)
PACIFIC SELECT FUND PORTFOLIOS
ELECTING PARTNERSHIP TAX STATUS
Long/Short Large-Cap Portfolio
Mid-Cap Value Portfolio
American Funds Asset Allocation Portfolio
Pacific Dynamix – Conservative Growth Portfolio
Pacific Dynamix – Moderate Growth Portfolio
Pacific Dynamix – Growth Portfolio
PD Aggregate Bond Index Portfolio
PD High Yield Bond Index Portfolio
PD Large-Cap Growth Index Portfolio
PD Large-Cap Value Index Portfolio
PD Small-Cap Growth Index Portfolio
PD Small-Cap Value Index Portfolio
PD International Large-Cap Portfolio
PD Emerging Markets Portfolio
Portfolio Optimization Conservative Portfolio
Portfolio Optimization Moderate-Conservative Portfolio
Portfolio Optimization Moderate Portfolio
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio
Precious Metals Portfolio
Value Advantage Portfolio
Effective May 1, 2013

PACIFIC LIFE INSURANCE COMPANY		PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Howard T. Hirakawa
	Howard T. Hirakawa		Howard T. Hirakawa
	VP, Fund Advisor Operations		Vice President

By:	/s/ Lori K. Lasinski	By:	/s/ Laurene E. MacElwee
	Lori K. Lasinski		Laurene E. MacElwee
	Assistant Secretary		VP & Assistant Secretary